U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant Section 12(b) or (g) of the Securities Exchange Act of 1934

MCT HOLDING CORPORATION

(Exact Name of Registrant as specified in its charter)

Nevada	20-2543857
(State or other jurisdiction of incorporation)	(I.R.S. Employer I.D. No.)

3884 East North Little Cottonwood Road

Salt Lake City, Utah  84092

(Address of Principal Executive Office)

Registrant’s Telephone Number, including Area Code:  (801) 580-4555

Securities registered pursuant to Section 12(b) of the Act:  None

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Class
$0.001 par value Common Stock

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one)

[  ]

Large Accelerated Filer

[  ]

Accelerated Filer

[  ]

Non-Accelerated Filer

[X]

Smaller Reporting Company

(Do not check if a smaller reporting company)

The Exhibit Index is located on page 44.

TABLE OF CONTENTS

Item 1. Business

2

Item 1A.  Risk Factors

6

Item 2.  Management’s Discussion and Analysis of Financial Condition and Results of Operations     11

Item 3.  Properties

13

Item 4.  Security Ownership of Certain Beneficial Owners and Management

13

Item 5.  Directors, Executive Officers, Promoters and Control Persons

14

Item 6.  Executive Compensation

16

Item 7.  Certain Relationships and Related Transactions

17

Item 8.  Legal Proceedings

17

Item 9.  Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters                                                                                                                                            17

Item 10.  Recent Sales of Unregistered Securities

19

Item 11.  Description of Registrant’s Securities to be Registered

19

Item 12.  Indemnification of Directors and Officers

20

Item 13.  Financial Statements and Supplementary Data

22

Item 14.  Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.  44

Item 15.  Financial Statements and Exhibits

44

SIGNATURES

44

Item 1. Business

General

MCT Holding Corporation (“MCT,” our “Company,” “we,” “us,” “our” and words of similar import) is a successor to Two Suns, LLC, a limited liability company that was formed in the State of Utah on July 15, 2002 (“Two Suns”), by David C. Merrell, our President and a director, to engage in the purpose of owning and operating a tanning salon and providing related services in Salt Lake City, Utah.  We were organized by Two Suns to change our domicile and form of organization from a Utah limited liability company to a Nevada corporation.

We conducted a private placement offering of up to 20,000 shares of our common stock, which were “restricted securities” as defined in Rule 144 of the Securities and Exchange Commission at $5.00 per share, on March 31, 2006, which closed on February 27, 2007, with the sale of 13,400 shares.

Business Development

Copies of the following documents are filed as Exhibits to this Registration Statement.  See Item 15.

•

Initial Articles of Incorporation filed November 10, 2004.

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Bylaws.

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Agreement and Plan of Merger dated October 29, 2004, between Two Suns, LLC and MCT Holding Corporation.

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Articles of Merger merging Two Suns, LLC into MCT Holdings Corporation filed November 18, 2004.

Issuers Involved in Bankruptcy Proceedings During the Past Five Years

We have not been involved in any bankruptcy, receivership or any similar proceeding, and have not had or been party to any material reclassifications, mergers or consolidations during the previous five years that are not outlined above under the heading “Business Development.”

Voluntary Filing of Registration Statement

We are voluntarily filing this Registration Statement so that we may become a “reporting issuer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  That will allow us to seek to attempt to have our common stock publicly quoted on the OTC Bulletin Board of the Financial Industry Regulatory Authority (“FINRA”) or some other nationally recognized medium like the Pink OTC Markets, Inc (the “Pink Sheets”).  We cannot ensure that we will be successful in obtaining quotations of our common stock on the OTC Bulletin Board, the Pink Sheets or any other nationally recognized medium. Our management believes that being a reporting issuer will facilitate our ability to obtain public quotations for our common stock.  Presently, FINRA requires companies seeking quotations on the OTC Bulletin Board to be reporting issuers, and management also believes that in the present corporate regulatory climate, being a reporting issuer will soon become a requirement for every nationally recognized medium on which securities of companies are publicly traded.  The information required to be filed by us with the Securities and Exchange Commission as a reporting issuer may also provide us with some credibility.  There is currently no public market for our shares of common stock.

Additional Information

You may read and copy any materials that we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may also find all of the reports that we have filed electronically with the Securities and Exchange Commission at their Internet site www.sec.gov.  Please call the SEC at 1-202-551-8090 for further information on this or other Public Reference Rooms.  Our reports and registration statements filed with the Securities and Exchange Commission will also be available from commercial document retrieval services, such as Corporation Service Company, whose telephone number is 1-800-222-2122.

Business

We own and operate Malibu Club Tan (“Malibu”), a single indoor tanning salon business located in Sandy, Utah, which offers a full range of indoor tanning products and services to customers.  The revenue from this single salon accounts for 100% of our total revenues.

Malibu is located at 8675 South Highland Drive, Sandy, Utah, 84093; the address of our principal executive offices is 3884 East North Little Cottonwood Road, Salt Lake City, Utah, 84092, and our telephone number at that address  is (801) 580-4555.  Malibu is a 1,600 square foot tanning facility.  There is a front lobby, a laundry room, a single restroom, a storage room and 12 rooms used for tanning.  Approximately 65% of the 1,600 square foot facility is actual tanning space.

Principal Products or Services and their Markets

We have 12 tanning beds of different varieties to choose from.  We have five Wolff Beds, four Ruva Beds, one Ultra Ruva Bed, one Classic 600 Bed and one Platinum Wolff Bed.  Aside from selling time in the tanning beds, we also sell tanning lotion.  The Wolff Beds tan more naturally, like the sun, but they have the most UVB Rays; they are great for getting a base tan before going outdoors.  The Wolff Premium Bed tans like the Wolff Bed in less than half the time; the Wolff Premium Bed is said to be the only true “10 minute” bed.  The Ruva Beds emit mostly UVA Rays, which are less likely to redden or sunburn the skin, and the Ruva Bed tan lasts longer; the Ruva Bed tan is the best tan for the money.  The Ultra Ruva Bed is just like the Ruva Bed, but with better and stronger lamps so it gives a great tan in a little less time.   The Classic 600 is the latest and greatest tanning machine; it is a roomy bed with face and shoulder tanners.

The Ultra Ruva and Classic 600 beds are relatively new, top of the line beds.  The other beds are older, but less expensive, and many clients prefer them based on price.  Some of our competitors have beds that are more expensive than our top of the line beds, but the price point for tanning is usually much higher.

Our services are comprised of single tanning sessions.  Single tanning sessions can be purchased on any one of our five different types of tanning beds at prices ranging from $3 to $10, at durations ranging from as low as 10 minutes up to 25 minutes.

Distribution Methods of the Products or Services

We advertise our products and services in a variety of ways, through signage, by in house and cross promotions, in the telephone directories, by the passing out of flyers and we also periodically advertise in the newspapers with general circulation.

Competitive Business Conditions and Our Competitive Position in the Industry and Methods of Competition

We are subject to extensive competition from traditional tanning salons, health clubs, beauty salons with indoor tanning units and other retail stores with tanning beds.  We believe that indoor tanners make their purchase decisions based on price, quality and type of equipment, word of mouth and advertising.   Some of our competitors are larger than us and have substantially greater financial and marketing resources.  In addition, some of our competitors may be able to secure products from vendors on more favorable terms, offer a greater product selection and adopt more aggressive pricing policies than we can.

 Some of our competitors include companies that sell franchises.  These franchisees do operate tanning salons that would be competitive, on a salon-to-salon basis, with our tanning salons.

We believe that we can compete successfully against these other companies, in our limited geographic area based upon:

•

the performance and reliability of our products and services;

•

the variety of products and services we offer;

•

the price of our products and services;

•

our ability to provide a consistent level of products and services; and

•

the effectiveness of our customer service and support efforts.

We offer a competitive source for tanning products and services.  There can be no assurance that we will be able to obtain the quantity, selection or brand quality of items that we believe are necessary; and our business and growth are limited by the area of location we serve.  We believe most customers who desire tanning and related services choose locations that are in close proximity to their residences or businesses or are repeat customers who formerly lived or worked in close proximity to our business location.  Accordingly, we believe our current competitors are those who also serve our area, and these are comprised of approximately six tanning salons that are located within an area of approximately five miles of our business premises.  However, Malibu  is a bit larger than the average size, and Malibu is located in an established shopping Center, Siesta Village.  We feel that our location and our cleanliness are our biggest draw.

Sources and Availability of Raw Materials and Names of Principal Suppliers

Tanning beds and related products and supplies required for our business are readily available from numerous suppliers.

Seasonal Nature of Our Business

Our business is seasonal to the extent that most of our revenues are during the winter months; however, as more customers weigh the benefits of artificial tanning when compared with natural tanning in the sun, our seasonal revenues may increase in the summer months.  Our beds are filled between 5% and 10% capacity, depending on the time of year; business is slower during the middle of the day.  At 100% capacity, Malibu would have 10 to 20 times the current sales volume.

Dependence on one or a few major customers

We are not dependent upon one or a few major customers, the loss of which could have an adverse material effect on our business operations or financial condition.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements or Labor Contracts, including

We have a Sandy City (Utah) Business License that must be renewed each year.

Need for any Governmental Approval of Principal Products or Services

None; not applicable.

Effect of Existing or Probable Governmental Regulations on our Business

Federal and State Law

Both state and federal laws and regulations affect the indoor tanning services industry.  The principal federal laws regulating the manufacture of indoor tanning devices are the United States Food, Drug and Cosmetic Act, administered by the United States Food and Drug Administration (the “FDA”), the Public Health Service Act and the Radiation Control for Health and Safety Act.  Because of the potential of injury; increased risks for skin cancer, eye damage, skin aging and allergic reactions; and misuse of the tanning devices, the FDA has issued stringent rules and regulations governing the manufacture and use of indoor tanning devices.

State regulation of the indoor tanning industry varies from state to state.  Many states have no laws or regulations regarding indoor tanning.  Approximately 28 states have either adopted or are in the process of adopting laws and regulations dealing with the indoor tanning industry in their state.  State laws primarily regulate the health and safety aspects of tanning operations rather than regulating the devices employed.  Typical states require a minimum age of the customer; use of protective eyewear during any tanning session; maintenance of proper exposure distance and maximum exposure time as recommended by the manufacturer; and availability of suitable physical aids such as handrails.  Violation of the federal or state laws could result in criminal or civil penalties.

The adoption or modification of laws or regulations applicable to the indoor tanning industry could harm our business.  New laws may impose burdens on companies in the indoor tanning industry.  The growth of the indoor tanning industry may prompt calls for more stringent consumer protection laws.

Exchange Act

If and when this Registration Statement becomes effective, we will be subject to the following regulations of the Exchange Act and applicable securities laws, rules and regulations promulgated under the Exchange Act by the Securities and Exchange Commission.  Compliance with these requirements of the Exchange Act will also substantially increase our legal and accounting costs.

Smaller Reporting Company

We will become subject to the reporting requirements of Section 13 of the Exchange Act, subject to the disclosure requirements of Regulation S-K of the Securities and Exchange Commission, as a “smaller reporting company.”  That designation will relieve us of some of the informational requirements of Regulation S-K.

Sarbanes/Oxley Act

We will also become subject to the Sarbanes-Oxley Act of 2002.  The Sarbanes/Oxley Act created a strong and independent accounting oversight board to oversee the conduct of auditors of public companies and strengthens auditor independence.  It also requires steps to enhance the direct responsibility of senior members of management for financial reporting and for the quality of financial disclosures made by public companies; establishes clear statutory rules to limit, and to expose to public view, possible conflicts of interest affecting securities analysts; creates guidelines for audit committee members’ appointment, compensation and oversight of the work of public companies’ auditors; management assessment of our internal controls; auditor attestation to management’s conclusions about internal controls (anticipated to commence with the December 31, 2009, year end); prohibits certain insider trading during pension fund blackout periods; requires companies and auditors to evaluate internal controls and procedures; and establishes a federal crime of securities fraud, among other provisions. Compliance with the requirements of the Sarbanes/Oxley Act will substantially increase our legal and accounting costs.

Exchange Act Reporting Requirements

Section 14(a) of the Exchange Act requires all companies with securities registered pursuant to Section 12(g) of the Exchange Act to comply with the rules and regulations of the Securities and Exchange Commission regarding proxy solicitations, as outlined in Regulation 14A.  Matters submitted to stockholders at a special or annual meeting thereof or pursuant to a written consent will require us to provide our stockholders with the information outlined in Schedules 14A (where proxies are solicited) or 14C (where consents in writing to the action have already been received or anticipated to be received) of Regulation 14, as applicable; and preliminary copies of this information must be submitted to the Securities and Exchange Commission at least 10 days prior to the date that definitive copies of this information are forwarded to our stockholders.

We will also be required to file annual reports on Form 10-K and quarterly reports on Form 10-Q with the Securities Exchange Commission on a regular basis, and will be required to timely disclose certain material events (e.g., changes in corporate control; acquisitions or dispositions of a significant amount of assets other than in the ordinary course of business; and bankruptcy) in a Current Report on Form 8-K.

Research and Development Costs During the Last Two Fiscal Years

We had no research and development costs during our past two fiscal years.

Cost and Effects of Compliance with Environmental Laws

We do not believe that our current or intended business operations are subject to any material environmental laws, rules or regulations that would have an adverse material effect on our business operations or financial condition or result in a material compliance cost.

Employees

We have five employees, all of whom are employed on a part-time basis.

Item 1A.  Risk Factors

An investment in us involves a high degree of risk, and is suitable only for persons of substantial financial means who have no need for initial liquidity in their investments.  Prospective investors should carefully consider the following risk factors, which are not all inclusive, along with all types of risk factors that generally relate to undercapitalized companies and companies that have limited revenues and that depend upon equity or debt financing to continue operations:

Our financial statements contain an “auditor’s ‘going concern’ opinion” that expresses doubt about our ability to continue as a going concern.

Our Report of Independent Registered Public Accounting Firm issued in connection with our audited financial statements for the calendar years ended December 31, 2007, and 2006, expressed substantial doubt about our ability to continue as a going concern; we have current liabilities in excess of our current assets and have not yet been successful in establishing profitable operations.  See the Index to Financial Statements, Item 13, our audited and interim unaudited financial statements, Item 15, and Note 4 of our audited financial statements.  Our liabilities were $281,583 at December 31, 2007, and $304,794 at June 30, 2008, while our assets were $99,736 at December 31, 2008, and $92,348 at June 30, 2008.  If our assets continue to decrease while our liabilities increase, we may have to cease operations.

We have not had a profitable operating history; and we cannot guarantee that we will become profitable.  We reported a net loss of ($83,548) on gross revenues of $80,099 during the year ended December 31, 2007, compared with a net loss of ($48,741) on gross revenues of $83,829 during the fiscal year ended December 31, 2006.  Our net loss for the six month period ended June 30, 2008, was $(30,600), compared to a net loss of $(10,181) for the six month period ended June 30, 2007, on gross revenues of $42,839 and $52,388, respectively.  Continued losses and the additional legal and accounting costs and expenses associated with being a reporting issuer under the Exchange Act may cause us to cease business operations and fail.

Our short-term debt could adversely affect our financial condition and our ability to continue our present business operations.

Total current liabilities were $304,794 as of the period ended June 30, 2008; $281,582 for the period ended December 31, 2007; and $244,532 as of the period ended December 31, 2006.  If  increases in liabilities continue, we may have to cease our operations.

Our business is limited by our size and the geographic area that we presently serve, and these factors will substantially limit our ability to grow or become profitable.

Our beds are filled between 5% and 10% capacity, depending on the time of year.  Even at 100% capacity, Malibu would only have 10 to 20 times its current sales volume, and that would limit its gross revenues accordingly, unless additional tanning salons were acquired.  There are no present plans to acquire additional business locations.  If we are unable to generate more revenue, our business operations may fail.

Our business may be adversely affected by downturns in the economy that may limit consumer spending for incidentals like tanning and our business operations may fail as a result.

Like many other luxuries, the tanning industry is affected by discretionary spending trends, and this is especially true in a down economy.  People with limited funds are typically less likely to spend on luxuries, which includes indoor tanning.    The current downturn in the economy could adversely affect our financial condition and may cause us to cease our business operations.

Changes in the public’s perception of the health risks associated with indoor tanning could reduce demand for our products and services, resulting in reduced revenues.

The indoor tanning industry has been the subject of much media coverage as the industry has grown.  The success of our business is dependant upon the consuming public sustaining a belief that the benefits of indoor tanning outweigh the risks of exposure to ultraviolet light.  Any significant change in public perception of indoor tanning brought about by media reports, scientific studies, governmental reports, rumors or otherwise which correlate tanning to a significant increase in the likelihood of skin cancer or other skin diseases could cause our customers to stop or reduce their use of our products and services, thereby reducing our revenue and causing a material adverse affect on our business, financial conditions and results of operations.

Seasonal fluctuations in demand for our products and services may have an adverse impact on our operating results.

Our business is seasonal in nature and is also subject to economic fluctuations.  These economic fluctuations impact our business the most during periods of significant decline in general economic conditions or from the rise in uncertainties regarding future economic prospects. The purchase of our tanning services and products are discretionary and tend to decline during such periods, where disposable income tends to be lower.

The use of our services declines during the summer months of June, July and August when natural sunlight is available for outdoor tanning.  Use of our services generally increases during the months of March, April and May. Seasonal variations in consumer use of indoor tanning facilities can materially affect our ability to sell services resulting in uneven sales and operational cash flow among fiscal quarters.

Changes in government regulations could reduce demand for our products or even ban our products, resulting in reduced revenues or the ceasing of operations.

 The FDA has stated that it believes that indoor tanning can increase the risk of skin cancer, eye damage, and skin aging and allergic reactions.  Indoor tanning can result in injuries including severe sunburn.  For these and many other reasons, the industry is regulated by the FDA.  The FDA has set stringent rules and regulations that govern the manufacturing and use of indoor tanning devices.  Many states have also followed suit and regulate the indoor tanning industry at the salon level.  The adoption of additional laws or regulations may decrease the growth of the indoor tanning industry, which could, in turn, decrease the demand for our products and services and increase our cost of doing business, or otherwise have a negative effect on our business.

If we do not respond effectively to technological change, our products and services could become obsolete and our business may fail.

Risks Related to Our Common Stock

There is no market for our common stock.  We intend to submit for quotations of our common stock on the OTC Bulletin Board of FINRA before any selection of a business opportunity or prior to consideration of any merger or acquisition transaction, and to seek a broker dealer to act as market maker for our securities (without the use of any consultant).  There is currently no market for our shares of common stock; there have been no discussions with any broker dealer or any other person in this regard; no market maker has been identified; and there can be no assurance that any broker dealer will agree to file a Form 211 for the OTC Bulletin Board for us or that in the event such quotations are granted for our common stock, that any market for our common stock will ever develop or be maintained.  Any market price for shares of our common stock is likely to be very volatile, and numerous factors beyond our control may have a significant effect.  In addition, the stock markets generally have experienced, and continue to experience, extreme price and volume fluctuations that have affected the market price of many small capital companies and that have often been unrelated to the operating performance of these companies.  These broad market fluctuations, as well as general economic and political conditions, may adversely affect the market price of shares of our common stock in any market that may develop.  See Item 10.

Our common stock is “penny stock” under Securities and Exchange Commission General Rules and Regulations, which means there will be a very limited trading market for our shares if any trading market ever develops.

Our common stock is deemed to be “penny stock” as that term is defined in Rule 3a51-1 of the Securities and Exchange Commission.  Penny stocks are stocks (i) with a price of less than five dollars per share; (ii) that are not traded on a “recognized” national exchange; (iii) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ-listed stocks must still meet requirement (i) above); or (iv) in issuers with net tangible assets less than $2,000,000 (if the issuer has been in continuous operation for at least three years); or $5,000,000 (if in continuous operation for less than three years); or with average revenues of less than $6,000,000 for the last three years.

Section 15(g) of the Exchange Act and Rule 15g-2 of the Securities and Exchange Commission require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account.   Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be “penny stock.”

Moreover, Rule 15g-9 of the Securities and Exchange Commission requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor.  This procedure requires the broker dealer to (i) obtain from the investor information concerning his, her or its financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor, and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions;

(iii) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives.  Compliance with these requirements may make it more difficult for investors in our common stock to resell their shares to third parties or to otherwise dispose of them.

Due to the limited nature of our business operations, you may not be able to sell your shares in us at a profit or at all.

The public market for common stock of many small companies is very limited and volatile; and there is presently no public market for our shares. As with the market for many other small companies, any market price for our shares is likely to be very limited and volatile.  In addition, factors such as the following may significantly affect our share price:

•

Our competitors’ announcements and successes or failures;

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Other evidence about the safety or efficacy of our products;

•

Announcements of new competitive products or successes by our competitors;

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Increased or new governmental regulation of our products;

•

Our competitors’ developments of competing patents or proprietary rights or other technology; and

•

Fluctuations in our operating results.

There has been no “established public market” for our common stock since inception, and without at least a public market in our shares, you may not be able to sell your shares and will lose your investment in these shares.

At such time as this Registration Statement becomes effective, if at all, we may attempt to qualify for quotations of our common stock on a nationally recognized medium.  However, at least initially, any trading in our common stock will most likely be conducted on the OTC Bulletin Board or in the Pink Sheets.

The sale or potential sale of shares of our common stock that may become publicly tradable under Rule 144 in the future will have a severe adverse impact on any market that develops for our common stock.

We presently have a very limited public float in our shares of common stock that can adversely affect the market price.

Presently, there are only 73,400 shares of our outstanding common stock that are freely publicly tradable; however, the remaining 140,000 shares owned by members of management may be publicly traded under Rule 144 of the Securities and Exchange Commission, subject to the satisfaction of certain conditions that are enumerated in Item 9.  The sale of these shares owned by members of management could have a substantial adverse effect on any public market that develops for our shares, and may substantially decrease the market price for our shares.

Item 2.  Management’s Discussion and Analysis of Financial Condition and Results of Operations

Forward-looking Statements

Statements made in this Registration Statement which are not purely historical are forward-looking statements with respect to the goals, plan objectives, intentions, expectations, financial condition, results of operations, future performance and our business, including, without limitation, (i) our ability to raise capital, and (ii) statements preceded by, followed by or that include the words “may,” “would,” “could,” “should,” “expects,” ”projects,” “anticipates,” “believes,” “estimates,” “plans,” “intends,” “targets” or similar expressions.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following, general economic or industry conditions, nationally and/or in the communities in which we may conduct business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, our ability to raise capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting our operations, products, services and prices.

Accordingly, results actually achieved may differ materially from expected results in these statements.  Forward-looking statements speak only as of the date they are made.  We do not undertake, and specifically disclaim, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

Plan of Operation

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Results of Operations

For the Three Months Ended June 30, 2008, Compared to Three Months Ended June 30, 2007

In the quarterly period ended June 30, 2008, we had revenue of $21,897, compared to the quarterly period ended June 30, 2007, with revenue of $25,144.  General and administrative expenses were $25,750 for the June 30, 2008, period, compared to $24,673 for the June 30, 2007, period.  General and administrative expenses for the three months ended June 30, 2008, were comprised mainly of accounting and legal fees.  Interest income decreased from $271 to $17 and interest expense increased from $3,268 to $3,365 for the three months ended June 30, 2008.  We had a net loss of $(12,103) for the June 30, 2008, period compared to a net loss of $(7,914) for the June 30, 2007, period.

For the Six Months Ended June 30, 2008, Compared to Six Months Ended June 30, 2007

In the six months ended June 30, 2008, we had revenue of $42,839, compared to the six months ended June 30, 2007, with revenue of $52,388.  General and administrative expenses were $57,049 for the June 30, 2008, six months ended, compared to $45,846 for the June 30, 2007, six months ended.  General and administrative expenses for the six months ended June 30, 2008, were comprised mainly of accounting and legal fees.  Interest income decreased from $370 to $26 and interest expense increased slightly from $6,586 to $6,597 for the six months ended June 30, 2008.  We had a net loss of $(30,600) for the June 30, 2008, period compared to a net loss of $(10,181) for the June 30, 2007, period.

For the 12 month periods ended December 31, 2007 and 2006

During the year ended December 31, 2007, we had a net loss of ($83,548), resulting from operations.  During this same period ending December 31, 2006, we had a net loss of ($48,741), also resulting from operations.  The increase in our net loss is due to our efforts to comply with new Sarbanes/Oxley controls in anticipation of filing this Registration Statement.  Our revenues for 2007 decreased, to $ 80,099 compared to $83,829 in 2006.  General and administrative expenses increased to $130,952 in 2007 compared to $99,266 in 2006.  Our depreciation expense increased slightly to $20,755 in 2007 from $20,066 in 2006.  Interest income increased for 2007 to $1,056 from $498 in 2006.  Interest expense for 2007 decreased to $12,996, compared to $13,736 for 2006.

Liquidity

For the Six Months Ended June 30, 2008, Compared to Six Months Ended June 30, 2007

We have limited cash or cash equivalents on hand.  As of June 30, 2008, we had $2,317 in cash. If additional funds are required, such funds may be advanced by management or stockholders as loans to us.  During the six months ended June 30, 2008, expenses were paid by a principal stockholder in the amount of $15,867, and during the six months ended June 30, 2007, additional expenses paid by a principal stockholder totaled $0. The aggregate amount of $194,615 is outstanding as of June 30, 2008, is unsecured, bears interest at 7% per annum and is due on demand.

Net cash used by operating activities for the six months ended June 30, 2008, was ($12,782) compared to $3,729 provided in 2007.

Net cash used by investing activities in June 30, 2008 was ($128), for payment to purchase property and equipment. Net cash used by investing activities in 2007 was $0.

Net cash provided by financing activities in June 30, 2008 was $15,227, comprised of $(640) to pay off the bank overdraft and $15,867 from a related party.

For the 12 month periods ended December 31, 2007 and 2006

During 2006 we offered and sold, through a private placement, 9,400 shares of our common stock for cash of $47,000 or $5.00 per share; this offering continued into 2007, and we offered and sold an additional 4,000 shares of our common stock for cash of $20,000 or $5.00 per share.

See Item 10 for additional information about our financings through December 31, 2007.

Known Trends, Events or Uncertainties that Have or Are Reasonably Likely to Have a Material Impact on Our Short-Term or Long-Term Liquidity

There are no known trends, events or uncertainties that have or are reasonably likely to have a material impact on our short-term or long-term liquidity.

Internal and External Sources of Liquidity

During the six month periods ended June 30, 2008, and 2007, and the 12 month periods ended December 31, 2007, and 2006, we had no sources of internal liquidity.

  Equity Financing

We conducted a private placement offering of up to 20,000 shares of our common stock, which were “restricted securities” as defined in Rule 144 of the Securities and Exchange Commission at $5.00 per share, on March 31, 2006, which closed on February 27, 2007, with the sale of 13,400 shares.

It is anticipated that cash requirements for satisfying our reporting requirements under the Exchange Act, maintaining our corporate standing and other expenses, like considering potential acquisition transactions, will be provided to us in the form of loans from David C. Merrell, our principal stockholder, President and a director, if funds are not available from our business operations.  There are no written agreements requiring Mr. Merrell to provide these cash resources; and to the extent they are provided, such funds will bear interest at 7% per annum and will be due on demand.

Debt Financing

Except as stated in the preceding paragraph about “Equity Financings,” we have not and do not presently plan to conduct any debt offerings of our securities.

Critical Accounting Policies

There are no critical accounting policies that are likely to have an adverse effect on our business operations except our reliance on loans from our principal stockholder, President and a director, David C. Merrell.  If additional funds are needed to continue our business operations and Mr. Merrell is unwilling to provide these funds, and if such funds are not available from debt or equity financings from non-affiliated parties, our business could fail.  We have no other arrangements or understandings with anyone to provide us with any financing in the event of need.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements of any kind.

Item 3.  Properties

Our principal executive office address and telephone number are the office address and telephone number of David C. Merrell, who is our principal stockholder, our President and a director, and are provided at no cost.  Malibu is located at 8675 South Highland Drive, Salt Lake City, Utah, 84093.  Our premises consist of approximately 1,600 square feet, approximately 1,073 square feet of which is utilized for tanning and 577 square feet of which is utilized for reception, restroom and storage; and we have a $1,642 per month five year lease which expires in August, 2012.  Copies of our initial lease and the first amendment to our initial lease are included as Exhibits 10.1 and 10.2, respectively.  See Item 15.

Item 4.  Security Ownership of Certain Beneficial Owners and Management

Security Ownership of Certain Beneficial Owners

The following tables set forth the share holdings of those persons who were principal stockholders of our common stock as of July 31, 2008.

Ownership of Principal Stockholders

Title Of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Common Stock	David C. Merrell 3884 East North Little Cottonwood Rd. SLC, UT 84092	120,000 shares	56.2%
Common Stock	Lindsey Hailstone* 2624 Canterbury Lane SLC, UT 84121	20,000 shares*	9.37%*

Common Stock	Leonard W. Burningham, Esq.* 455 East 500 South, Suite 205 Salt Lake City, Utah 84111	40,000 shares*	18.7%
Total		180,000 shares	84.35%

*

These shares were gifts from David C. Merrell on December 1, 2004.  See Item 10.

Security Ownership of Management

The following table sets forth the share holdings of our directors and executive officers as of May 5, 2008:

Ownership of Officers and Directors

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Common Stock	David C. Merrell 3884 East North Little Cottonwood Rd. SLC, UT 84092	120,000 shares	56.2%
Common Stock	Lindsey Hailstone* 2624 Canterbury Lane SLC, UT 84121	20,000 shares*	9.37%
Total		140,000 shares	65.60%

*

These shares were a gift from David C. Merrell on December 1, 2004.  See Item 10.

Changes in Control

There are no present arrangements or pledges of our securities which may result in a change in control of our Company.

Item 5.  Directors, Executive Officers, Promoters and Control Persons

Identification of Directors and Executive Officers

The following table sets forth the names of all of our current directors and executive officers.  These persons will serve until the next annual meeting of the stockholders or until their successors are elected or appointed and qualified, or their prior resignation or termination.

Name	Positions Held	Date of Election or Designation	Date of Termination or Resignation
David C. Merrell	President Director	October 29, 2004	*
Lindsey Hailstone	Secretary, Treasurer and Director	October 29, 2004	*

*

Presently serve in the capacities indicated.

Business Experience

David C. Merrell, President and Director.  Mr. Merrell is 49 years of age; since 1989, he has been the owner of DCM Finance, a Salt Lake City based finance company that makes and brokers real estate loans.  Mr. Merrell received his Bachelor of Science Degree in Economics from the University of Utah in 1981.

Lindsey Hailstone, Secretary, Treasurer and Director.  Ms. Hailstone is 25 years of age.  She earned her high school diploma from Spanish Fork High School in May of 2001, where she graduated with honors.  From August, 2001, until  April , 2002, Ms. Hailstone was enrolled in general education courses at Southern Virginia University, in Buena Vista, VA.  Lindsey was the manager of Willow Creek Fitness Center, in Sandy, Utah from May, 2002, until February, 2006; from February of 2005 to the present, she has served as Manager of Malibu; and from March, 2006, until present she has worked for Global Medical Staffing of Salt Lake City, Utah, recruiting doctors to work overseas in temporary positions.

Directorships Held in Other Reporting Companies

David C. Merrell is also the President and a director of E. R. C. Energy Recovery Corporation, a Delaware corporation.

Significant Employees

We do not employ any non-officers who are expected to make a significant contribution to our business.

Family Relationships

There are no family relationships between our directors and executive officers.

Involvement in Certain Legal Proceedings

During the past five years, no present or former director, executive officer or person nominated to become a director or an executive officer of ours:

(1) was a general partner or executive officer of any business against which any bankruptcy petition was filed, either at the time of the bankruptcy or two years prior to that time;

(2) was convicted in a criminal proceeding or named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(4) was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Item 6.  Executive Compensation

The following table sets forth the aggregate compensation paid by us for services rendered during the periods indicated:

Summary Compensation Table

Name and Principal Position (a)	Year or Period (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation ($) (h)	All Other Compensation ($) (i)	Total Earnings ($) (j)
David C. Merrell, President & Director		0	0	0	0	0	0	0	0
Lindsey Hailstone, Secretary, Treasurer & Director		0	0	0	0	0	0	0	0

Outstanding Equity Awards

Outstanding Equity Awards At Fiscal Year-End

Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Vested Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
David C. Merrell	None	None	None	None	None	None	None	None	None
Lindsey Hailstone	None	None	None	None	None	None	None	None	None

Compensation of Directors

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
David C. Merrell	None	None	None	None	None	None	None
Lindsey Hailstone	None	None	None	None	None	None	None

Item 7.  Certain Relationships and Related Transactions

Transactions with Related Persons

There were no material transactions, or series of similar transactions, during the period ended June 30, 2008, or our last two calendar years ended December 31, 2007, or 2006, or to the date hereof, or any currently proposed transactions, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party, in which the amount involved exceeded the lesser of $120,000 or one percent of the average of our total assets at year-end for the last three completed fiscal years and in which any director, executive officer or any security holder who is known to us to own of record or beneficially more than five percent of any class of our common stock, or any member of the immediate family of any of the foregoing persons, had an interest.

Transactions with Promoters and Control Persons

There have been no transactions, since the beginning of our last fiscal year, nor are there any currently proposed transactions, in which we were or are to be a participant in which the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

Parents of the Issuer

None; not applicable.

Item 8.  Legal Proceedings

We are not a party to any pending legal proceeding.  To the knowledge of management, no federal, state or local governmental agency is presently contemplating any proceeding against us. No director, executive officer or affiliate of ours or owner of record or beneficially of more than five percent of our common stock is a party adverse to us or has a material interest adverse to us in any proceeding.

Item 9.  Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

Our common stock has never been quoted.  Once this Registration Statement is effective and the Securities and Exchange Commission has indicated to us that it has completed its review process and has no further comments, we intend to submit for quotations of our common stock on the OTC Bulletin Board of FINRA or the Pink Sheets.  No assurance can be given that any market for our common stock will develop or be maintained.  For any market that develops for our common stock, the sale of “restricted securities” pursuant to Rule 144 of the Securities and Exchange Commission by members of our management or any other persons to whom any such securities may be issued in the future may have a substantial adverse impact on any such public market.

Rule 144

The following is a summary of the current requirements of Rule 144:

	Affiliate or Person Selling on Behalf of an Affiliate	Non-Affiliate (and has not been an Affiliate During the Prior Three Months)
Restricted Securities of Reporting Issuers

During six-month holding period – no resales under Rule 144 Permitted.

After six-month holding period – may resell in accordance with all Rule 144 requirements including:

•

Current public information,

•

Volume limitations,

•

Manner of sale requirements for equity securities, and

•

Filing of Form 144.

During six- month holding period – no resales under Rule 144 permitted.

After six-month holding period but before one year – unlimited public resales under Rule 144 except that the current public information requirement still applies.

After one-year holding period – unlimited public resales under Rule 144; need not comply with any other Rule 144 requirements.

Restricted Securities of Non-Reporting Issuers

During one-year holding period – no resales under Rule 144 permitted.

After one-year holding period – may resell in accordance with all Rule 144 requirements including:

•

Current public information,

•

Volume limitations,

•

Manner of sale requirements for equity securities, and

•

Filing of Form 144.

During one-year holding period – no resales under Rule 144 permitted. After one-year holding period – unlimited public resales under Rule 144; need not comply with any other Rule 144 requirements.

Holders

The number of record holders of our common stock as of the date of this Registration Statement is approximately 66.

Dividends

We have not declared any cash dividends with respect to our common stock, and do not intend to declare dividends in the foreseeable future.  Our Company dividend policy cannot be ascertained with any certainty, because of our current lack of any profitable operations.  There are no material restrictions limiting, or that are likely to limit, our ability to pay dividends on our securities.

Securities Authorized for Issuance under Equity Compensation Plans

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	None	None	None
Equity compensation plans not approved by security holders	None	None	None
Total	None	None	None

Purchases of Equity Securities by Us and Affiliated Purchasers

There were no purchases of our equity securities by us during the period ended June 30, 2008, or the years ended December 31, 2007, and 2006.

Item 10.  Recent Sales of Unregistered Securities

Pursuant to our change of domicile and change from a Utah limited liability company to a Nevada corporation merger in 2004, the sole member’s interest in Two Suns owned by David C. Merrell, our principal stockholder, President and a director, was converted into 200,000 shares of our common stock.  On December 1, 2004, he gave Lindsey Hailstone, a personal friend and our Secretary/Treasurer and a director, 20,000 of these shares; and on the same date, he gave Leonard W. Burningham, Esq., a long-time friend and one of our attorneys, 60,000 of these shares.  The gifts, in Mr. Merrell’s words, were made because each friend “had done many things for me” in the past.  Mr. Burningham is one of the attorneys for the Company.

We conducted a private placement offering of up to 20,000 shares of our common stock, which were “restricted securities” as defined in Rule 144 of the Securities and Exchange Commission at $5.00 per share, on March 31, 2006, which closed on February 27, 2007, with the sale of 13,400 shares.

Exemptions from Registration for Sales of Restricted Securities.

We issued all of these securities to persons who were “accredited investors” as those terms are defined in Rule 501 of Regulation D of the Securities and Exchange Commission; and each such person had prior access to all material information about us.  We believe that the offer and sale of these securities were exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Sections 4(2) and 4(6) thereof, and Rule 506 of Regulation D of the Securities and Exchange Commission.  Registration of sales to “accredited investors” is preempted from state regulation by Section 18 of the Securities Act, though states may require the filing of  notices, a fee and other administrative documentation.

Use of Proceeds of Registered Securities

None, not applicable.

Item 11.  Description of Registrant’s Securities to be Registered

We are registering our common stock under this Registration Statement.

Common Stock

We are authorized to issue 110,000,000 shares, divided into 100,000,000 shares of common stock, $0.001 par value per share; and 10,000,000 shares of preferred stock, $0.001 par value per share, with the rights, privileges and preferences of the preferred stock to be set by our Board of Directors under the Nevada Revised Statutes.

The holders of our common stock are entitled to one vote per share on each matter submitted to a vote at a meeting of our stockholders.  Our stockholders have no pre-emptive rights to acquire additional shares of our common stock or other securities; nor shall our stockholders be entitled to vote cumulatively in the election of directors or for any other purpose.  Our common stock is not subject to redemption rights and carries no subscription or conversion rights.  All shares of our common stock now outstanding are fully paid and non-assessable.

For additional information regarding our common stock, see our Articles of Incorporation that are filed as an Exhibit to this Registration Statement and incorporated herein by reference, in Item 15.

Item 12.  Indemnification of Directors and Officers

Nevada Law

Under the Nevada Revised Statutes, a corporation has the power to indemnify any person who is made a party to any civil, criminal, administrative or investigative proceeding, other than an action by or in the right of the corporation, by reason of the fact that such person was a director, officer, employee or agent of the corporation, against expenses, including reasonable attorneys’ fees, judgments, fines and amounts paid in settlement of any such actions; provided, however, in any criminal proceeding, the indemnified person shall have had no reason to believe the conduct committed was unlawful.

Section 78.751 of the Nevada Revised Statutes provides that each corporation shall have the following powers regarding indemnification:

(1)  A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership,  joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection  with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed  to the best interest of the corporation, and, with respect to any  criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

(2)  A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with  the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in  or not opposed to the best interests of the corporation.  Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity such expenses as the court deems proper.

(3)  To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

(4)  Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances.  The determination must be made:

(a)  By the stockholders;

(b)  By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

(c)  If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or if a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

(d)  The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the  corporation.  The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

(5)  The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a)  Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders of disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5,  may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause  of action.

(b)  Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Articles of Incorporation

Article VIII of our Articles of Incorporation states the following regarding indemnification:

The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Article VIII of Our Bylaws

Section 8.01, Article VIII of our Bylaws states the following with regard to indemnification: Third Party Actions:

The corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees) judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful.

Section 8.02, Article VIII of our Bylaws, states the following with regard to indemnification: Corporate Actions:

The corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such a person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine on application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Item 13.  Financial Statements and Supplementary Data

MCT HOLDING CORPORATION

FINANCIAL STATEMENTS

DECEMBER 31, 2007 & 2006

MCT HOLDING CORPORATION

CONTENTS

PAGE

—

Report of Independent Registered Public Accounting Firm

24

—

Balance Sheets, December 31, 2007 and 2006

25

—

Statements of Operations, for the years

ended December 31, 2007 and 2006

26

—

Statements of Stockholders’ Deficit for the

years ended December 31, 2007 and 2006

27

—

Statements of Cash Flows, for the years

ended December 31, 2007 and 2006

28

—

Notes to Financial Statements

29

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Officers and Directors

MCT Holding Corporation

We have audited the accompanying balance sheets of MCT Holding Corporation as of December 31, 2007 and 2006, and the related statements of operations, stockholders’ deficit, and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MCT Holding Corporation   as of December 31, 2007 and 2006, and the results of its operations, changes in stockholders’ deficit and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 8 to the financial statements, the Company has incurred losses from operations, has a liquidity problem, and requires funds for its operational activities. These factors raise substantial doubt that the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Child, Van Wagoner & Bradshaw, PLLC

Child, Van Wagoner & Bradshaw, PLLC

Certified Public Accountants

Salt Lake City, Utah

April 29, 2008

MCT HOLDING CORPORATION

BALANCE SHEETS

ASSETS

	December 31, 2007	December 31, 2006
CURRENT ASSETS:
Cash	$-	$7,781
Interest Receivable	24	10
Federal Tax Receivable	19	19
Prepaid Taxes	435	141
Total Current Assets	478	7,951

PROPERTY AND EQUIPMENT, net	44,548	63,531

OTHER ASSETS:
Goodwill	53,710	53,710
Deferred Loan Costs, net	-	41
Rent Deposit	1,000	1,000
Total Other Assets	54,710	54,751
Total Assets	$99,736	$126,233

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Cash deficit	$640	$-
Accounts payable	34,304	4,756
Accrued expenses	1,535	1,039
Interest payable - related party	66,354	53,749
Notes payable - related party	178,749	178,571
Current portion of notes payable	-	6,417
Total Current Liabilities	281,582	244,532

LONG-TERM DEBT:
Notes payable	-	-
Total Liabilities	281,582	244,532

STOCKHOLDERS’ DEFICIT:
Preferred stock, $.001 par value 10,000,000 shares authorized, no shares issued and outstanding	-	-
Common Stock, $.001 par value, 100,000,000 shares authorized, 213,400 and 209,400 shares issued and outstanding, respectively	214	210
Capital in excess of par value	(20,695)	(40,692)
Retained Deficit	(161,365)	(77,817)
Total Stockholders’ Deficit	(181,846)	(118,299)
Total Liabilities and Stockholders’ Deficit	$99,736	$126,233

The accompanying notes are an integral part of these financial statements.

MCT HOLDING CORPORATION

STATEMENTS OF OPERATIONS

	For the Year Ended December 31,
	2007	2006
REVENUE	$80,099	$83,829

EXPENSES:
General and administrative	130,952	99,266
Depreciation expense	20,755	20,066

Total Expenses	151,707	119,332

INCOME (LOSS) FROM OPERATIONS	(71,608)	(35,503)

OTHER INCOME (EXPENSE):
Interest income	1,056	498
Interest Expense	(12,996)	(13,736)

Total Other Income (Expense)	(11,940)	(13,238)

LOSS BEFORE INCOME TAXES	(83,548)	(48,741)

CURRENT TAX EXPENSE	-	-

DEFERRED TAX EXPENSE	-	-

NET LOSS	$(83,548)	$(48,741)

LOSS PER COMMON SHARE	$(0.39)	$(0.24)

The accompanying notes are an integral part of these financial statements.

MCT HOLDING CORPORATION

STATEMENTS OF STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	Preferred Stock		Common Stock		Capital in Excess of	Retained
	Shares	Amount	Shares	Amount	Par Value	Deficit
BALANCE, December 31, 2005	-	$-	200,000	$200	$(87,681)	$(29,076)

Private placement common stock	-	-	9,400	10	46,990	-

Net loss for the period ended December 31, 2006	-	-	-	-	-	(48,741)

BALANCE, December 31, 2006	-	-	209,400	210	(40,691)	(77,817)

Private placement common stock	-	-	4,000	4	19,996	-

Net loss for the period ended December 31, 2007	-	-	-	-	-	(83,548)

BALANCE, December 31, 2007	-	$-	213,400	$214	$(20,695)	$(161,365)

The accompanying notes are an integral part of these financial statements.

MCT HOLDING CORPORATION

STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
	2007	2006
Cash Flows From Operating Activities:
Net loss	$(83,548)	$(48,741)
Adjustments to reconcile net loss to net cash Used by operating activities:
Amortization of deferred loan costs	41	70
Depreciation and amortization	20,755	20,067
Changes in assets and liabilities:
(Increase) Decrease in Federal Tax Receivable	(19)	-
(Increase) Decrease in interest receivable	(14)	(3)
(Increase) Decrease prepaid taxes	(275)	(141)
Increase (Decrease) in accounts payable	30,038	(140)
Increase (Decrease) in accrued interest	12,606	12,605
Increase (Decrease) in accrued payroll	(26)	(7)
Increase (Decrease) in sales tax payable	26	24
Increase (Decrease) payroll taxes payable	6	(213)
Net Cash (Used) by Operating Activities	(20,410)	(16,479)

Cash Flows From Investing Activities:
Payments to purchase property and equipment	(1,772)	(18,203)

Net Cash Provided (Used) by Investing Activities	(1,772)	(18,203)

Cash Flows from Financing Activities:
Net proceeds from bank overdraft	640	-
Proceeds from stock purchase	20,000	47,000
Proceeds from related party notes payable	178	-
Payments on related party notes payable	-	-
Payments on notes payable	(6,417)	(7,000)
Net Cash (Used) by Financing Activities	14,401	40,000

Net Increase (Decrease) in Cash	(7,781)	5,318

Cash at Beginning of Period	7,781	2,463
Cash at End of Period	$-	$7,781

Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for:
Interest	$390	$1,131
Income taxes	$-	$-

Supplemental Schedule of Non-cash Investing and Financing Activities:

For the year ended December 31, 2007:

None

For the year ended December 31, 2006:

None

The accompanying notes are an integral part of these financial statements.

MCT HOLDING CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization - MCT Holding Corporation (“the Company”) was organized under the laws of the State of Nevada on November 10, 2004.

Two Suns L.L.C., (“Two Suns”) a Utah Limited Liability Company was organized on July 15, 2002.  Two Suns operates a tanning salon in Salt Lake City, Utah.

On November 10, 2004, the Company entered into a merger transaction with Two Suns pursuant to a Plan of Merger signed November 8, 2004.  The Company issued 200,000 shares of common stock for 100% of the members’ equity of Two Suns.  Prior to the transaction, the Company had no operations.  The merger with Two Suns has been accounted for as a recapitalization of the Company.  The financial statements reflect the operations of Two Suns from July 15, 2002.

The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

Cash and Cash Equivalents – The Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

Property and Equipment - Property and equipment are stated at cost.  Expenditures for repairs and maintenance are charged to operating expense as incurred.  Expenditures for additions and betterments that extend the useful lives of property and equipment are capitalized upon being placed in service.  When assets are sold or otherwise disposed of, the cost and related accumulated depreciation or amortization is removed from the accounts and any resulting gain or loss is included in operations.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets of five years.

Revenue Recognition - The Company recognizes revenue upon delivery of the product or service.

Advertising Costs - Advertising costs, except for costs associated with direct-response advertising, are charged to operations when incurred.  The costs of direct-response advertising are capitalized and amortized over the period during which future benefits are expected to be received.  During the year ended December 31, 2007 and 2006, respectively, advertising costs amounted to $1,680 and $2,878.

Loss Per Share - The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with Statement of Financial Accounting Standards No. 128, “Earnings Per Share”.

Accounting Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period.  Actual results could differ from those estimated.

MCT HOLDING CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [Continued]

Recently Enacted Accounting Standards - Statement of Financial Accounting Standards (“SFAS”) No. 155, “Accounting for Certain Hybrid Financial Instruments – an amendment of FASB Statements No. 133 and 140”, SFAS No. 156, “Accounting for the Servicing of Financial Assets”, SFAS No. 157, “Fair Value Measurements”, SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106, and 132(R)”, and SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of FASB Statement No. 115”, were recently issued.  SFAS No. 155, 156, 157, 158 and 159 have no current applicability to the Company or their effect on the financial statements would not have been significant.

NOTE 2 - PROPERTY AND EQUIPMENT

The following is a summary of property and equipment at cost, less accumulated depreciation at:

	December 31, 2007	December 31, 2006
Tanning equipment	$135,414	$134,155
Computer and office equipment	14,690	14,177

Less: accumulated depreciation	(105,556)	(84,801)

	$44,548	$63,531

Depreciation expense for the years ended December 31, 2007 and 2006 amounted to $20,755 and $20,067, respectively.

NOTE 3 – OTHER ASSETS

The following is a summary of other assets at cost, less accumulated amortization at:

	December 31, 2007	December 31, 2006
Deferred Loan Costs	$350	$350

Less: accumulated depreciation	(350)	(309)

	$-	$41

Amortization expense for the years ended December 31, 2007 and 2006 amounted to $41 and $70, respectively.

MCT HOLDING CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE 4 - CAPITAL STOCK

Preferred Stock – The Company has authorized 10,000,000 shares of preferred stock, $.001 par value, with such rights, preferences and designations and to be issued in such series as determined by the Board of Directors.  No shares are issued and outstanding at December 31, 2007.

Common Stock – The Company has authorized 100,000,000 shares of common stock, $.001 par value.  In November 2004, in connection with its merger with Two Suns, the Company issued 200,000 shares of its previously authorized but unmissed common stock.  The shares were issued for 100% of the members’ interest of Two Suns.

During 2006 the Company issued, through a private placement, 9,400 shares for cash of $47,000 or $5.00 per share.

During 2007 the Company issued, through a private placement, 4,000 shares for cash of $20,000 or $5.00 per share.   The Company has 213,400 shares outstanding at December 31, 2006.

NOTE 5 - INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109.  SFAS No. 109 requires the Company to provide a net deferred tax asset or liability equal to the expected future tax benefit or expense of temporary reporting differences between book and tax accounting and any available operating loss or tax credit carryforwards.

Deferred tax assets are comprised of the following:

	December 31,
	2007	2006

Deferred tax assets:
Depreciable assets	$ (3,441)	$ (4,960)
Net operating loss carryforward	23,464	10,637
Accounts Payable	12,773	10,347
Chartable Contribution Carryover	5	5
Less valuation allowance	(32,801)	(16,029)

	$ 0	$ 0

Recorded as follows:
Current asset	$ 0	$ 0
Other liability	0	0

	$ 0	$ 0

MCT HOLDING CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE 5 - INCOME TAXES [Continued]

The Company has available at December 31, 2007, operating loss carryforwards of approximately $93,000, which may be applied against future taxable income and which expire in various years through 2027.

The amount and ultimate realization of the benefits from the deferred tax assets for income tax purposes is dependent, in part, upon the tax laws in effect, the Company’s future earnings, and other future events, the effects of which cannot be determined.  At December 31, 2007, the Company has recorded a valuation allowance of approximately $29,000 to fully offset the deferred tax asset. The change in the valuation allowance for the year ended December 31, 2007 is approximately $12,000.

The reconciliation of the provision (benefit) for income taxes computed at the U.S. federal statutory tax rate to the Company’s effective tax rate for the periods ended December 31, 2007 and 2006 is as follows:

	December 31,
	2007	2006

Federal provision (benefit) at statutory rate	15.00%	15.00%
State income tax net of federal tax benefit	4.25	4.25
Other	.82	1.41
Change in valuation allowance	(20.07)	(20.66)

Effective tax rate	0.00%	0.00%

NOTE 6 – NOTES PAYABLE

The Company entered into a 5-year term loan with a financial institution on October 24, 2002 in the original amount of $35,000.  The Company makes monthly principal payments of $583 plus interest calculated at a variable rate.  At December 31, 2007 the outstanding balance on this note was zero.

MCT HOLDING CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE 7 - RELATED PARTY TRANSACTIONS

Management Compensation - The Company paid $5,600 in compensation to an officer or director of the Company.

Notes Payable- The Company has issued several Promissory notes to officers, directors and stockholders of the Company or entities related to them.  The notes are unsecured, bear an interest rate of 7% per annum and are due and payable on demand.  At December 31, 2007, the accrued interest associated with the various notes was $66,354.

The Company has the following related party note payable obligations:

	December 31, 2007	December 31, 2006
Related Party notes payable due on demand Accruing interest at 7% per annum	$178,749	$178,571

Total	$178,749	$178,571

NOTE 8 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern.  However, the Company has current liabilities in excess of current assets and has not yet been successful in establishing profitable operations.  These factors raise substantial doubt about the ability of the Company to continue as a going concern.  In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of its common stock.  There is no assurance that the Company will be successful in raising this additional capital or in achieving profitable operations.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

MCT HOLDING CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE 9 – OPERATING LEASE

Rental Agreement - The Company entered into an office lease for 1,614 square feet that expires July 31, 2012.  The lease provides for a five year renewal option.  Rent expense for the years ended December 31, 2007 and 2006 was $21,866 and $21,888, respectively.  Monthly lease payments are as follows: 1-36 months $1,345, 37-48 months $1,399, 49-60 months $1,455.

The future minimum lease payments are as follows:

Years Ended December 31:

2008

$   16,140

2009

     16,140

2010

     16,409

2011

     17,065

2012

     10,183

________

Total

$   75,937

_______

NOTE 10 - LOSS PER SHARE

The following data shows the amounts used in computing loss per share:

	For the Year Ended December 31,
	2007	2006
Loss from continuing operations available to common stockholders (Numerator)	$(83,548)	$(48,741)

Weighted average number of common shares outstanding used in loss per share for the period (Denominator)	213,033	204,795

Dilutive loss per share was not presented, as the Company had no common stock equivalent shares for all periods presented that would affect the computation of diluted loss per share.

MCT HOLDING CORPORATION

UNAUDITED CONDENSED

FINANCIAL STATEMENTS

JUNE 30, 2008

MCT HOLDING CORPORATION

CONTENTS

PAGE

—

Unaudited Condensed Balance Sheets, June 30, 2008

and December 31, 2007

37

—

Unaudited Condensed Statements of Operations, for

the three and six months ended June 30, 2008 and 2007

38

—

Unaudited Condensed Statements of Cash Flows, for the

six months ended June 30, 2008 and 2007

39

—

Notes to Unaudited Condensed Financial Statements

40

MCT HOLDING CORPORATION

UNAUDITED CONDENSED BALANCE SHEETS

ASSETS

	June 30, 2008	December 31, 2007
CURRENT ASSETS:
Cash	$2,317	$-
Interest Receivable	4	24
Federal Tax Receivable	25	19
Prepaid Taxes	435	435

Total Current Assets	2,781	478

PROPERTY AND EQUIPMENT, net	34,857	44,548

OTHER ASSETS:
Goodwill	53,710	53,710
Rent Deposit	1,000	1,000

Total Other Assets	54,710	54,710

Total Assets	$92,348	$99,736

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Cash deficit	$-	$640
Accounts payable	35,704	34,304
Accrued expenses	1,524	1,535
Interest payable - related party	72,951	66,354
Notes payable - related party	194,615	178,749

Total Current Liabilities	304,794	281,582

STOCKHOLDERS’ DEFICIT:
Preferred stock, $.001 par value 10,000,000 shares authorized, no Shares issued and outstanding	-	-
Common Stock, $.001 par value, 100,000,000 shares authorized, 213,400 shares issued and outstanding	214	214
Capital in excess of par value	(20,695)	(20,695)
Retained Deficit	(191,965)	(161,365)

Total Stockholders’ Deficit	(212,446)	(181,846)

Total Liabilities and Stockholders’ Deficit	$92,348	$99,736

The accompanying notes are an integral part of these unaudited financial statements.

MCT HOLDING CORPORATION

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2008	2007	2008	2007

REVENUE	$21,897	$25,144	$42,839	$52,388

EXPENSES:		-
General & Administrative	25,750	24,673	57,049	45,846
Depreciation expense	4,902	5,388	9,819	10,507
Total Expenses	30,652	30,061	66,868	56,353
INCOME (LOSS) FROM OPERATIONS	(8,755)	(4,917)	(24,029)	(3,965)

OTHER INCOME (EXPENSE):
Interest Income	17	271	26	370
Interest Expense	(3,365)	(3,268)	(6,597)	(6,586)
Total Other Income (Expense)	(3,348)	(2,997)	(6,571)	(6,216)
LOSS BEFORE INCOME TAXES	(12,103)	(7,914)	(30,600)	(10,181)

CURRENT TAX EXPENSE	-	-	-	-

DEFERRED TAX EXPENSE	-	-	-	-
NET INCOME (LOSS)	$(12,103)	$(7,914)	$(30,600)	$(10,181)

NET (LOSS) PER COMMON SHARE	$(0.06)	$(0.04)	$(0.14)	$(0.05)

The accompanying notes are an integral part of these unaudited financial statements.

MCT HOLDING CORPORATION

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30,
	2008	2007
Cash Flows From Operating Activities:
Net loss	$(30,600)	$(10,181)
Adjustments to reconcile net loss to net cash Used by operating activities:
Amortization of deferred loan costs	-	36
Depreciation and amortization	9,819	10,507
Changes in assets and liabilities:
(Increase) Decrease in Federal Tax Receivable	(6)	(19)
(Increase) Decrease in interest receivable	20	7
(Increase) Decrease prepaid taxes	-	18
Increase (Decrease) in accounts payable	1,148	(3,179)
Increase (Decrease) in accrued interest	6,596	6,285
Increase (Decrease) in accrued payroll	117	98
Increase (Decrease) in sales tax payable	53	162
Increase (Decrease) payroll taxes payable	71	(5)
Net Cash Provided (Used) by Operating Activities	(12,782)	3,729

Cash Flows From Investing Activities:
Payments to purchase property and equipment	(128)	0

Net Cash Provided (Used) by Investing Activities	(128)	0

Cash Flows from Financing Activities:
Payments on bank overdraft	(640)	-
Proceeds from stock purchase	-	19,999
Proceeds from related party notes payable	15,867	-
Payments on related party notes payable	-	-
Payments on notes payable	-	(3,500)
Net Cash Provided (Used) by Financing Activities	15,227	16,499

Net Increase (Decrease) in Cash	2,317	20,228

Cash at Beginning of Period	-	7,781
Cash at End of Period	$2,317	$28,009

Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for:
Interest	$-	$301
Income taxes	$-	$-

Supplemental Schedule of Non-cash Investing and Financing Activities:

For the six months ended June 30, 2008:

None

For the six months ended June 30, 2007:

None

The accompanying notes are an integral part of these unaudited financial statements.

MCT HOLDING CORPORATION

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization - MCT Holding Corporation (“the Company”) was organized under the laws of the State of Nevada on November 10, 2004.

Two Suns L.L.C., (“Two Suns”) a Utah Limited Liability Company was organized on July 15, 2002.  Two Suns operates a tanning salon in Salt Lake City, Utah.

On November 10, 2004, the Company entered into a merger transaction with Two Suns pursuant to a Plan of Merger signed November 8, 2004.  The Company issued 200,000 shares of common stock for 100% of the members’ equity of Two Suns.  Prior to the transaction, the Company had no operations.  The merger with Two Suns has been accounted for as a recapitalization of the Company.  The financial statements reflect the operations of Two Suns from July 15, 2002.

The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

Condensed Financial Statements - The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at June 30, 2008 and 2007 and for the six month periods then ended have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s December 31, 2007 audited financial statements.  The results of operations for the periods ended June 30, 2008 and 2007 are not necessarily indicative of the operating results for the full year.

Advertising Costs - Advertising costs, except for costs associated with direct-response advertising, are charged to operations when incurred.  The costs of direct-response advertising are capitalized and amortized over the period during which future benefits are expected to be received.  During the six months ended June 30, 2008 and 2007, respectively, advertising costs amounted to $1,972 and $120.

MCT HOLDING CORPORATION

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 2 - CAPITAL STOCK

Preferred Stock – The Company has authorized 10,000,000 shares of preferred stock, $.001 par value, with such rights, preferences and designations and to be issued in such series as determined by the Board of Directors.  No shares are issued and outstanding at June 30, 2008 and December 31, 2007.

Common Stock – The Company has authorized 100,000,000 shares of common stock, $.001 par value.  In November 2004, in connection with its merger with Two Suns, the Company issued 200,000 shares of its previously authorized but unissued common stock.  The shares were issued for 100% of the members’ interest of Two Suns.

During 2006 the Company issued, through a private placement, 9,400 shares for cash of $47,000 or $5.00 per share.

During 2007 the Company issued, through a private placement, 4,000 shares for cash of $20,000 or $5.00 per share.   The Company has 213,400 shares outstanding at June 30, 2008, and December 31, 2007.

NOTE 3 - RELATED PARTY TRANSACTIONS

Management Compensation - The Company did not pay any compensation to its officers and directors during the periods ended June 30, 2008 and 2007.

Notes Payable- The Company has issued several Promissory notes to officers, directors and stockholders of the Company or entities related to them.  The notes are unsecured, bear an interest rate of 7% per annum and are due and payable on demand.  At June 30, 2008, the accrued interest associated with the various notes was $72,951and $66,354 at December 31, 2007.

The Company has the following related party note payable obligations:

	June 30, 2008	December 31, 2007
Related Party notes payable due on demand Accruing interest at 7% per annum	$194,615	$178,749

Total	$194,615	$178,749

MCT HOLDING CORPORATION

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 4 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern.  However, the Company has current liabilities in excess of current assets and has not yet been successful in establishing profitable operations.  These factors raise substantial doubt about the ability of the Company to continue as a going concern.  In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of its common stock.  There is no assurance that the Company will be successful in raising this additional capital or in achieving profitable operations.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 5 – OPERATING LEASE

Rental Agreement - The Company entered into an office lease for 1,614 square feet that expires July 31, 2012.  The lease provides for a five year renewal option.  Rent expense for the six months ended June 30, 2008 and 2007 was $9,932 and $10,092, respectively.  Monthly lease payments are as follows: 1-36 months $1,345, 37-48 months $1,399, 49-60 months $1,455.

The future minimum lease payments are as follows:

Years Ended December 31:

2008

 $    8,070

2009

     16,140

2010

     16,409

2011

     17,065

2012

     10,183

________

Total

$   67,867

MCT HOLDING CORPORATION

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 6 - LOSS PER SHARE

The following data shows the amounts used in computing loss per share:

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Loss from continuing operations available to common stockholders
(numerator)	$ (12,103)	$ (7,914)	$ (30,600)	$ (10,181)

Weighted average number of common
shares outstanding used in loss per
share for the period (denominator)	213,400	212,660	213,400	212,660

Dilutive loss per share was not presented, as the Company had no common stock equivalent shares for all periods presented that would affect the computation of diluted loss per share.

Item 14.  Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None, not applicable.

Item 15.  Financial Statements and Exhibits

Financial Statements

Sequential Page Number
Report of Independent Registered Public Accounting Firm	24
Financial Statements for the years ended December 31, 2007 and 2006	22
Balance Sheets	25
Statements of Operations	26
Statements of Stockholders’ Deficit	27
Statements of Cash Flows	28
Notes to Financial Statements	29

Unaudited Condensed Financial Statements for the six months ended June 30, 2008	35
Unaudited Condensed Balance Sheets	37
Unaudited Condensed Statements of Operations	38
Unaudited Condensed Statements of Cash Flows	39
Notes to Unaudited Condensed Financial Statements	40

Description of Exhibits

Exhibit No.	Title of Document
3.1	Articles of Merger between us and Two Suns, LLC, a Utah Limited Liability company
3.2	Articles of Incorporation filed November 10, 2004
3.3	Bylaws
10.1	Willow Creek Shopping Center Lease by and among Ream Fiesta Village, LTD, and Two Suns, L.L.C.
10.2	First Amendment to Willow Creek Shopping Center Lease by and among Ream Fiesta Village, LTD, and Two Suns, L.L.C.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

MCT HOLDING CORPORATION

Date:	August 26, 2008	By:	/s/David C. Merrell
David C. Merrell, President & Director

Date:	August 26, 2008	By:	/s/Lindsey Hailstone
Lindsey Hailstone Director